Exhibit 2.1

MASTER REORGANIZATION AGREEMENT

This Master Reorganization Agreement (this “Agreement”), dated as of April 17, 2019 (the “Effective Date”), is entered into by and among Brigham Minerals Holdings, LLC, a Delaware limited liability company (“Brigham LLC”), Brigham Minerals, Inc., a Delaware corporation (“Brigham Inc.”), Brigham Equity Holdings, LLC, a Delaware limited liability company (“Brigham Equity Holdings”), Brigham Resources, LLC, a Delaware limited liability company and wholly owned subsidiary of Brigham LLC (“Brigham Resources”), Brigham Minerals, LLC, a Delaware limited liability company and wholly owned subsidiary of Brigham Resources (“Brigham Minerals”), Brigham Parent Holdings, L.P., a Delaware limited partnership (“Brigham Parent”), Warburg Pincus Private Equity (E&P) XI (Brigham), LLC, a Delaware limited liability company (“Brigham Private Equity”), Warburg Pincus Energy (E&P) (Brigham) LLC, a Delaware limited liability company (the “WPE Main Brigham Blocker”), WP Energy Partners (E&P) (Brigham), LLC, a Delaware limited liability company (the “WPE FAF Brigham Blocker”), Warburg Pincus XI (E&P) Partners-B (Brigham), LLC, a Delaware limited liability company (the “WP XI Professionals Brigham Blocker”), Warburg Pincus Energy (E&P) Partners-B (Brigham), LLC, a Delaware limited liability company (the “WPE Professionals Brigham Blocker”), Warburg Pincus Private Equity (E&P) XI-A (Brigham), LLC, a Delaware limited liability company (“Warburg XI-A”), Warburg Pincus XI (E&P) Partners-A (Brigham) LLC, a Delaware limited liability partners (“Warburg XI Partners-A”), Warburg Pincus Energy (E&P)-A (Brigham) LLC, a Delaware limited liability company (“Warburg-A”), Warburg Pincus Energy (E&P) Partners-A (Brigham) LLC, a Delaware limited liability company (“Warburg Partners-A”), WP Brigham Holdings, L.P., a Delaware limited partnership (“WP Brigham Holdings”), WP Energy Brigham Holdings, L.P., a Delaware limited partnership (“WP Energy Brigham Holdings”), WP Energy Partners Brigham Holdings, L.P., a Delaware limited partnership (“WP Energy Partners Brigham Holdings”), Yorktown Energy Partners, IX, L.P., a Delaware limited partnership (“Yorktown IX”), Yorktown Energy Partners, X, L.P., a Delaware limited partnership (“Yorktown X”), Yorktown Energy Partners, XI, L.P., a Delaware limited partnership (“Yorktown XI”), YT Brigham Co Investment Partners, LP, a Delaware limited partnership (“YT Brigham Co”), Pine Brook BXP Intermediate, L.P., a Delaware limited partnership (“Pine Brook BXP”), Pine Brook BXP II Intermediate, L.P., a Delaware limited partnership (“Pine Brook BXP II”), Pine Brook PD Intermediate, L.P., a Delaware limited partnership (“Pine Brook PD”), and certain members of Brigham Equity Holdings as set forth on the signature pages hereto. Brigham LLC, Brigham Inc., Brigham Equity Holdings, Brigham Resources, Brigham Minerals, Brigham Parent, Brigham Private Equity, WPE Main Brigham Blocker, WPE FAF Brigham Blocker, WP XI Professionals Brigham Blocker, WPE Professionals Brigham Blocker, Warburg XI-A, Warburg XI Partners-A, Warburg-A, Warburg Partners-A, WP Brigham Holdings, WP Energy Brigham Holdings, WP Energy Partners Brigham Holdings, Yorktown IX, Yorktown X, Yorktown XI, YT Brigham Co, Pine Brook BXP, Pine Brook BXP II, Pine Brook PD and the certain members of Brigham Equity Holdings as set forth on the signature pages hereto are each individually referred to herein as a “Party” and collectively, the “Parties.”

RECITALS

WHEREAS, in connection with the Offering (as defined herein) pursuant to, and as more fully described in, a registration statement filed with the U.S. Securities and Exchange Commission, Registration No. 333-230373 (the “Registration Statement”), the Parties shall enter into certain restructuring transactions (the “Reorganization”) as more particularly described herein;

WHEREAS, in connection with the Offering and the Reorganization, the Parties desire to, among other things, (i) establish the economic terms of the Reorganization and (ii) enter into certain agreements to effectuate the foregoing;

WHEREAS, prior to the transactions described in Section 1.4, the Parties contemplate completing certain other restructuring transactions related to a redemption in certain interests in Brigham Equity Holdings; and

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows and further agree that the actions set forth in Article I and Article II shall be deemed to have been taken and become effective in the order set forth therein.

ARTICLE I

RESTRUCTURING TRANSACTIONS

Section 1.1.    Underwriting Agreement. Upon final approval of the Board of Directors of Brigham Inc., or an authorized committee thereof (the “Board”), of the terms of an Offering, Brigham Inc. and Brigham LLC shall enter into a firm commitment underwriting agreement (the “Underwriting Agreement”) with the representatives of the underwriters named in the Registration Statement (the “Underwriters”), pursuant to which Brigham Inc. shall agree to issue and sell shares of its Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), to the Underwriters at a price per share equal to a price to be offered to the public less the per-share underwriting discount and commissions to be set forth in the Underwriting Agreement. The Parties acknowledge that it is currently contemplated that Brigham Inc. will offer and sell up to 16,675,000 shares of its Class A Common Stock, including 2,175,000 shares pursuant to the Underwriters’ option to purchase additional shares in the offering (the “Underwriters’ Option”), at a price to the public between $15.00 and $18.00 per share. The Parties further acknowledge that the Board shall have the authority to approve the ultimate number of shares of Class A Common Stock to be issued pursuant to the Underwriting Agreement (including any increase or decrease from the number contemplated above) and the terms, including the price to the public (including a price that is lower than the range of prices set forth above) and the underwriting discount and commissions, under which such shares of Class A Common Stock shall be so issued to the Underwriters. The offering and sale of Class A Common Stock pursuant to the Underwriting Agreement shall be referred to herein as the “Offering.”

Section 1.2.    Amended and Restated Certificate of Incorporation and Bylaws of Brigham Inc.. Prior to the consummation of the first sale by Brigham Inc. to the Underwriters of Class A Common Stock pursuant to the Offering (the “Initial Offering Closing”), Brigham Inc. shall (i) file with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation of Brigham Inc. (the “Certificate of Incorporation”) in the form attached hereto as Exhibit A and (ii) adopt Amended and Restated Bylaws of Brigham Inc. (the “Bylaws”) in the form attached hereto as Exhibit B.

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Section 1.3.    Amended and Restated LLC Agreement of Brigham LLC. Prior to the transactions described in Section 1.4, the limited liability company agreement of Brigham LLC will be amended and restated in the form attached hereto as Exhibit C to provide for, among other items, (i) a recapitalization of the membership interests in Brigham LLC into a single class of 48,600,000 common units in Brigham LLC (“Brigham LLC Units”), (ii) WPE Main Brigham Blocker as its sole managing member, and (iii) the Brigham LLC Units held by its members, other than Brigham Inc. and its subsidiaries, to be redeemable for Class A Common Stock or an equivalent amount of cash, upon the terms set forth therein.

Section 1.4.    Pre-IPO Units. Prior to the effectiveness of this Agreement, Brigham Equity Holdings issued certain Series M Units and Series Z Units (each as defined in the First Amended and Restated Limited Liability Company Agreement of Brigham Equity Holdings, dated November 20, 2018 (the “Brigham Equity Holdings LLC Agreement”)) to WPE Main Brigham Blocker and certain former service providers of Brigham Equity Holdings or one or more of its affiliates (the “Pre-IPO Units”) pursuant to Restricted Unit Agreements entered into between Brigham Equity Holdings and each such person (the “Pre-IPO Unit RUAs”), which provided, among other things, that (a) with respect to Pre-IPO Units issued to persons other than WPE Main Brigham Blocker, WPE Main Brigham Blocker has the right to acquire such Pre-IPO Units in exchange for a number of shares of Class A Common Stock equal to the number of Brigham LLC Units such holder would have received pursuant to Section 1.5 had such right not been exercised (the “Pre-IPO Unit Call Right“), (b) the issuance of the Pre-IPO Units to WPE Main Brigham Blocker shall be in consideration for a grant by Brigham Inc. of a number of shares of Class A Common Stock to certain service providers of Brigham Equity Holdings or its subsidiaries equal to the number of Brigham LLC Units WPE Main Brigham Blocker will receive pursuant to Section 1.5 in respect of such Pre-IPO Units, (c) the distribution of Brigham LLC Units in respect of the Pre-IPO Units pursuant to Section 1.5 of this Agreement is in complete redemption of such Pre-IPO Units and the holder of such Pre-IPO Units shall not be entitled to receive any Residual Units (as defined in the Second A&R Brigham Equity Holdings LLC Agreement) in respect of the Pre-IPO Units and (d) with respect to the Brigham LLC Units issued to WPE Main Brigham Blocker pursuant to Section 1.5 in respect of the Pre-IPO Units issued by Brigham Equity Holdings directly to WPE Main Brigham Blocker (and not acquired by WPE Main Brigham Blocker through exercise of the Pre-IPO Unit Call Right), such Brigham LLC Units shall be subject to the vesting provisions set forth in the Pre-IPO Unit RUA pursuant to which such Pre-IPO Units were issued (the “Vesting Condition”). Effective immediately prior to the transactions described in Section 1.5, WPE Main Brigham Blocker hereby exercises the Pre-IPO Unit Call Right.

Section 1.5.    Distribution of Brigham LLC Units. Effective immediately prior to the transactions described in Section 1.6, Brigham Equity Holdings will distribute to each of its members that holds Capital Units (as defined in the Brigham Equity Holdings LLC Agreement), Vested Incentive Units (as defined in the Brigham Equity Holdings LLC Agreement) or Pre-IPO Units (whether or not vested) such number of Brigham LLC Units having a value (assuming each such Brigham LLC Unit has a value equal to the Brigham LLC Unit Value (as defined below)) equal to the amount of cash such member would have received pursuant to Section 6.2 and, to the extent related to distributions of Tier II Minerals Available Cash (as defined in the Brigham Equity Holdings LLC Agreement), Section 6.3 of the Brigham Equity Holdings LLC Agreement if Brigham Equity Holdings were to make a cash distribution to its members in an aggregate amount (the “Pre-IPO Value”) equal to (a) the product of (i) 34,100,000 and (ii) the per share initial public

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offering price of the Class A Common Stock to be sold in the Offering before underwriting discounts and commissions or other offering expenses (the “Gross IPO Price”), less (b) the sum of (i) the aggregate underwriting discounts and commissions to be paid in connection with the initial public offering of the Class A Common Stock (excluding any underwriting discounts and commissions to be paid in connection with any exercise of the underwriters’ 30-day option to purchase additional shares) and (ii) $4,700,000 in estimated offering expenses (the Pre-IPO Value divided by 34,100,000 being referred to herein as the “Brigham LLC Unit Value”) in (x) complete redemption of such Capital Units in Brigham Equity Holdings, (y) partial redemption of such Vested Incentive Units in Brigham Equity Holdings that do not constitute Pre-IPO Units, such that each member holding such Vested Incentive Units retains its interest in Brigham Equity Holdings to the extent of its right to receive the Residual Units (as defined in the Second A&R Brigham Equity Holdings LLC Agreement (as defined below)) and share in any Brigham LLC Units attributable to Unvested Incentive Units (as defined in the Brigham Equity Holdings LLC Agreement) other than Pre-IPO Units that may be forfeited in the future and (z) complete redemption of such Pre-IPO Units, with such Brigham LLC Units that are distributed to WPE Main Brigham Blocker in respect of Pre-IPO Units that were issued by Brigham Equity Holdings directly to WPE Main Brigham Blocker (and not acquired by WPE Main Brigham Blocker pursuant to an exercise of the Pre-IPO Unit Call Right) being subject to the Vesting Condition. In connection with the transactions described in the previous sentence, Brigham Equity Holdings will enter into a Second Amended and Restated Limited Liability Company Agreement in the form attached hereto as Exhibit D (the “Second A&R Brigham Equity Holdings LLC Agreement”) and retain the Brigham LLC Units allocated to the Unvested Incentive Units other than Pre-IPO Units.

Section 1.6.    Offering; Use of Offering Proceeds and Post-Closing Steps. Following the completion of the transactions contemplated by Section 1.5, at the Initial Offering Closing and immediately thereafter the following steps will occur in the following order:

(a)    Brigham Inc. will distribute to Brigham Parent a number of shares of Class A Common Stock in the form of a stock dividend such that Brigham Parent shall receive a number of shares of Class A Common Stock equivalent to the number of Brigham LLC Units distributed to Brigham Inc. and its subsidiaries pursuant to Section 1.5 other than in respect of Pre-IPO Units.

(b)    Brigham Inc. will issue shares of its Class A Common Stock to the Underwriters in the manner and for the consideration set forth in the Underwriting Agreement.

(c)    Brigham Inc. will contribute all of the net proceeds received by it in the Offering and an aggregate number of shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”), equal to the number of Brigham LLC Units outstanding (excluding any Brigham LLC Units held by Brigham Inc. and its subsidiaries) to WPE Main Brigham Blocker, and WPE Main Brigham Blocker will contribute such net proceeds and shares of Class B Common Stock to Brigham LLC. If the underwriters exercise the Underwriters’ Option, in whole or in part (whether at the Initial Offering Closing or thereafter), the amount of the net proceeds received pursuant to the exercise of the Option will also be contributed to Brigham LLC as described in the previous sentence.

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(d)    In exchange for the contributions described in Section 1.6(c), Brigham LLC will issue to WPE Main Brigham Blocker an aggregate number of Brigham LLC Units equal to the number of shares of Class A Common Stock issued to the public pursuant to the Offering. If the underwriters exercise the Underwriters’ Option, an additional amount of Brigham LLC Units equal to the number of shares of Class A Common Stock issued pursuant to the Underwriters’ Option will be issued to WPE Main Brigham Blocker.

(e)    Brigham LLC will distribute the shares of Class B Common Stock received from WPE Main Brigham Blocker pursuant to the transactions described in Section 1.6(c) to its members (other than Brigham Inc. and its subsidiaries) so that each such member shall receive a number of shares of Class B Common Stock equal to the number of Brigham LLC Units held by such member.

(f)    Brigham LLC will further contribute all or a portion of the net proceeds of the Offering received in Section 1.6(c) to Brigham Resources, which in turn will contribute such amount received from Brigham LLC to Brigham Minerals in order for Brigham Minerals to repay the outstanding borrowings under the term loan portion of its credit facility as described in the section of the Registration Statement titled “Use of Proceeds.”

ARTICLE II

ADDITIONAL TRANSACTION AGREEMENTS

Section 2.1.    Registration Rights Agreement. Prior to the Initial Offering Closing, Brigham Inc. and the other parties listed on the signature pages therein shall enter into the Registration Rights Agreement in the form attached hereto as Exhibit E.

Section 2.2.    Stockholders’ Agreement. Prior to the Initial Offering Closing, Brigham Inc., and the stockholders listed in the signature pages therein shall enter into the Stockholders’ Agreement in the form attached hereto as Exhibit F.

Section 2.3.    Long Term Incentive Plan. Prior to the Initial Offering Closing, Brigham Inc. will adopt the 2019 Long Term Incentive Plan (the “Plan”), providing for the issuance of up to 5,999,600 shares of Class A Common Stock as further described in the Registration Statement, which has been previously approved by the Board and the stockholders of Brigham Inc. Following the adoption of the Plan, Brigham Inc. will issue shares of its Class A Common Stock under the Plan as contemplated by Section 1.5 and Section 1.6. In addition, Brigham Inc. will make certain grants to its officers and employees of restricted stock units and performance units under the Plan in accordance with terms disclosed in the Registration Statement.

ARTICLE III

MISCELLANEOUS

Section 3.1.    The terms set forth below in this Section 3.1 shall have the meanings ascribed to them below:

(a)    “Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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(b)    “Common Stock” means shares of Class A Common Stock and Class B Common Stock.

Section 3.2.    Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 3.3.    Consent and Amendment. To the extent required under applicable law or the governing documents of any of the Parties, the Parties acknowledge that this Agreement constitutes the written consent of the relevant Parties to each of the agreements and transactions described herein, including by each of the Parties in its capacity as a member or manager of any other Party. Furthermore, each of the undersigned, in his, her or its capacity as a member of Brigham Equity Holdings, consents to the amendment of the Brigham Equity Holdings LLC Agreement to the extent necessary to effect the foregoing transactions, including the Reorganization and the issuance and terms (including the Pre-IPO Unit Call Right where applicable) of the Pre-IPO Units, and the Brigham Equity Holdings LLC Agreement is by this Agreement automatically amended to such extent without any further action required on the part of any member of Brigham Equity Holdings or the Board of Directors of Brigham Equity Holdings.

Section 3.4.    Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the interests referenced herein.

Section 3.5.    Further Assurances. From time to time after the Effective Date, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional assignments, conveyances, instruments, notices and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed, redeemed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement

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Section 3.6.    Tax Treatment of Certain of the Transactions. The Parties intend that, for U.S. federal income and applicable state and local tax purposes, (a) the issuance of Pre-IPO Units to WPE Main Brigham Blocker and the corresponding grant by Brigham Inc. of shares of Class A Common Stock to certain service providers of Brigham Equity Holdings or its subsidiaries described in Section 1.4 is treated as (i) the contribution of cash equal to the fair market value of such shares of Class A Common Stock by Brigham Inc. to WPE Main Brigham Blocker, and by WPE Main Brigham Blocker to Brigham Equity Holdings in exchange for such Pre-IPO Units, followed by (ii) the purchase by Brigham Equity Holdings of such Class A Common Stock from Brigham Inc. in exchange for such contributed cash, followed by (iii) the transfer of such shares of Class A Common Stock by Brigham Equity Holdings to the relevant service providers as compensation for services, in accordance with United States Treasury Regulations Sections 1.83-6(d) and 1.1032-3 and Revenue Ruling 99-57, 1999-51 I.R.B. 678; and (b) the distribution of Brigham LLC Units pursuant to Section 1.5 is treated as a distribution by Brigham Equity Holdings of undivided interests in its assets and liabilities in complete or partial redemption of certain of its members, followed by a contribution by Brigham Equity Holdings and such members of such assets and liabilities to Brigham LLC, a newly formed partnership, in exchange for their respective Brigham LLC Units, in accordance with Situation 1 of Revenue Ruling 99-5, 1999-1 C.B. 434. The Parties agree to report consistently with the foregoing unless otherwise required by applicable law.

Section 3.7.    Successors and Assigns; No Third Party Rights. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. This Agreement is not intended to, and does not, create rights in any other person, and no person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement.

Section 3.8.    Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 3.9.    Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or supplement to this Agreement, shall be effective only if in writing and signed by the Parties. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a Party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

Section 3.10.    Entire Agreement. This Agreement (together with each of the Exhibits attached hereto) constitutes the entire agreement among the Parties pertaining to the transactions contemplated hereby and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining thereto.

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Section 3.11.    Governing Law. THIS AGREEMENT AND THE PERFORMANCE OF THE TRANSACTIONS BY THE PARTIES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PRINCIPLES.

Section 3.12.    Jurisdiction and Venue. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE CHANCERY COURTS LOCATED IN WILMINGTON, DELAWARE, OR, IF SUCH COURT SHALL NOT HAVE JURISDICTION, ANY FEDERAL COURT OF THE UNITED STATES OR OTHER DELAWARE STATE COURT LOCATED IN WILMINGTON, DELAWARE, AND APPROPRIATE APPELLATE COURTS THEREFROM, OVER ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OTHER AGREEMENT), AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH DISPUTE MAY BE HEARD AND DETERMINED IN SUCH COURTS. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT IN SUCH COURTS OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH OF THE PARTIES AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THIS CONSENT TO JURISDICTION IS BEING GIVEN SOLELY FOR PURPOSES OF THIS AGREEMENT AND IS NOT INTENDED TO, AND SHALL NOT, CONFER CONSENT TO JURISDICTION WITH RESPECT TO ANY OTHER DISPUTE IN WHICH A PARTY MAY BECOME INVOLVED.

Section 3.13.    Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

Section 3.14.    Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means) with the same effect as if all Parties had signed the same document.

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IN WITNESS WHEREOF, this Agreement has been duly executed by each of the Parties as of the date first written above.

BRIGHAM MINERALS, INC.

By:	/s/ Robert M. Roosa
Name:	Robert M. Roosa
Title:	Chief Executive Officer

BRIGHAM EQUITY HOLDINGS, LLC BRIGHAM MINERALS HOLDINGS, LLC BRIGHAM RESOURCES, LLC BRIGHAM MINERALS, LLC

By:	/s/ Robert M. Roosa
Name:	Robert M. Roosa
Title: Chief Executive Officer and Management Director of Brigham Equity Holdings, LLC, the sole member of Brigham Minerals Holdings, LLC, the sole member of Brigham Resources, LLC, the sole member of Brigham Minerals, LLC

Signature Page to

Master Reorganization Agreement

BRIGHAM PARENT HOLDINGS, L.P.

By:    Warburg Pincus (E&P) XI, L.P., its general partner

By:    Warburg Pincus (E&P) XI LLC, its general partner

By:    Warburg Pincus Partners (E&P) XI LLC, its sole member

By:    Warburg Pincus Partners II (US), L.P., its managing member

By:    Warburg Pincus & Company US, LLC, its general partner

By:	/s/ Steven Glenn

Name:	Steven Glenn
Title:	Authorized Signatory

WARBURG PINCUS PRIVATE EQUITY (E&P) XI (BRIGHAM), LLC

By: Brigham Minerals, Inc., its sole member

By:	/s/ James Levy

Name:	James Levy
Title:	Authorized Signatory

WARBURG PINCUS ENERGY (E&P) (BRIGHAM), LLC

By: Brigham Minerals, Inc., its sole member

By:	/s/ James Levy

Name:	James Levy
Title:	Authorized Signatory

Signature Page to

Master Reorganization Agreement

WP ENERGY PARTNERS (E&P) (BRIGHAM), LLC

By: Brigham Minerals, Inc., its sole member

By:	/s/ James Levy

Name:	James Levy
Title:	Authorized Signatory

WARBURG PINCUS XI (E&P) PARTNERS-B (BRIGHAM), LLC

By: Brigham Minerals, Inc., its sole member

By:	/s/ James Levy

Name:	James Levy
Title:	Authorized Signatory

WARBURG PINCUS ENERGY (E&P) PARTNERS-B (BRIGHAM), LLC

By: Brigham Minerals, Inc., its sole member

By:	/s/ James Levy

Name:	James Levy
Title:	Authorized Signatory

Signature Page to

Master Reorganization Agreement

WARBURG PINCUS PRIVATE EQUITY (E&P) XI-A (BRIGHAM), LLC

By:    Warburg Pincus Private Equity (E&P) XI-A, L.P., its sole member

By:    Warburg Pincus (E&P) XI, L.P., its general partner

By:    Warburg Pincus (E&P) XI LLC, its general partner

By:    Warburg Pincus Partners II (US), L.P., its managing member

By:    Warburg Pincus & Company US, LLC, its general partner

By:	/s/ Steven Glenn

Name:	Steven Glenn
Title:	Authorized Signatory

WARBURG PINCUS XI (E&P) PARTNERS-A (BRIGHAM), LLC

By:    Warburg Pincus XI (E&P) Partners-A, L.P., its sole member

By:    Warburg Pincus (E&P) XI, L.P., its general partner

By:    Warburg Pincus (E&P) XI LLC, its general partner

By:    Warburg Pincus Partners II (US), L.P., its managing member

By:    Warburg Pincus & Company US, LLC, its general partner

By:	/s/ Steven Glenn

Name:	Steven Glenn
Title:	Authorized Signatory

Signature Page to

Master Reorganization Agreement

WARBURG PINCUS ENERGY (E&P)-A (BRIGHAM), LLC

By:    Warburg Pincus Energy (E&P)-A, L.P.

By:    Warburg Pincus (E&P) Energy, L.P., its general partner

By:    Warburg Pincus (E&P) Energy LLC, its general partner

By:    Warburg Pincus Partners II (US), L.P., its managing member

By:    Warburg Pincus & Company US, LLC, its general partner

By:	/s/ Steven Glenn

Name:	Steven Glenn
Title:	Authorized Signatory

WARBURG PINCUS ENERGY (E&P) PARTNERS-A (BRIGHAM), LLC

By:    Warburg Pincus Energy (E&P) Partners-A, L.P.

By:    Warburg Pincus (E&P) Energy, L.P., its general partner

By:    Warburg Pincus (E&P) Energy LLC, its general partner

By:    Warburg Pincus Partners II (US), L.P., its managing member

By:    Warburg Pincus & Company US, LLC, its general partner

By:	/s/ Steven Glenn

Name:	Steven Glenn
Title:	Authorized Signatory

Signature Page to

Master Reorganization Agreement

WP BRIGHAM HOLDINGS, L.P.

By:    Warburg Pincus (E&P) XI, L.P., its general partner

By:    Warburg Pincus (E&P) XI LLC, its general partner

By:    Warburg Pincus Partners II (US), L.P., its managing member

By:    Warburg Pincus & Company US, LLC, its general partner

By:	/s/ Steven Glenn

Name:	Steven Glenn
Title:	Authorized Signatory

WP ENERGY BRIGHAM HOLDINGS, L.P.

By:    Warburg Pincus (E&P) Energy, L.P., its general partner

By:    Warburg Pincus (E&P) Energy LLC, its general partner

By:    Warburg Pincus Partners II (US), L.P., its managing member

By:    Warburg Pincus & Company US, LLC, its general partner

By:	/s/ Steven Glenn

Name:	Steven Glenn
Title:	Authorized Signatory

Signature Page to

Master Reorganization Agreement

WP ENERGY PARTNERS BRIGHAM HOLDINGS, L.P.

By:    Warburg Pincus (E&P) Energy, L.P., its general partner

By:    Warburg Pincus (E&P) Energy LLC, its general partner

By:    Warburg Pincus Partners II (US), L.P., its managing member

By:    Warburg Pincus & Company US, LLC, its general partner

By:	/s/ Steven Glenn

Name:	Steven Glenn
Title:	Authorized Signatory

Signature Page to

Master Reorganization Agreement

YORKTOWN ENERGY PARTNERS IX, L.P.

By: Yorktown IX Company LP, its general partner By: Yorktown IX Associates LLC, its general partner

By:	/s/ W. Howard Keenan, Jr.
Name:	W. Howard Keenan, Jr.
Title:	Member

YORKTOWN ENERGY PARTNERS X, L.P.

By: Yorktown X Company LP, its general partner By: Yorktown X Associates LLC, its general partner

By:	/s/ W. Howard Keenan, Jr.
Name:	W. Howard Keenan, Jr.
Title:	Member

Signature Page to

Master Reorganization Agreement

YORKTOWN ENERGY PARTNERS XI, L.P.

By: Yorktown XI Company LP, its general partner By: Yorktown XI Associates LLC, its general partner

By:	/s/ W. Howard Keenan, Jr.
Name:	W. Howard Keenan, Jr.
Title:	Member

YT BRIGHAM CO INVESTMENT PARTNERS, LP

By:	YT Brigham Company LP, Its general partner

By:	YT Brigham Associates LLC, Its general partner

By:	/s/ W. Howard Keenan, Jr.
Name:	W. Howard Keenan, Jr.
Title:	Member

Signature Page to

Master Reorganization Agreement

PINE BROOK BXP INTERMEDIATE, L.P.

By: PBRA, LLC, its general partner

By:	/s/ Richard Stoneburner

Name:	Richard Stoneburner
Title:	Executive Vice President

PINE BROOK BXP II INTERMEDIATE, L.P.

By: PBRA, LLC, its general partner

By:	/s/ Richard Stoneburner
Name:	Richard Stoneburner
Title:	Executive Vice President

PINE BROOK BD INTERMEDIATE, L.P.

By: PBRA, LLC, its general partner

By:	/s/ Richard Stoneburner
Name:	Richard Stoneburner
Title:	Executive Vice President

Signature Page to

Master Reorganization Agreement

Exhibit A

Form of Amended and Restated Certificate of Incorporation of Brigham Inc.

See attached.

Exhibit B

Form of Amended and Restated Bylaws of Brigham Inc.

See attached.

Exhibit C

Form of Amended and Restated Limited Liability Company Agreement of Brigham LLC

See attached.

Exhibit D

Form of Second Amended and Restated Limited Liability Company Agreement of Brigham Equity Holdings, LLC

See attached.

Exhibit E

Form of Registration Rights Agreement

See attached.

Exhibit F

Form of Stockholders’ Agreement

See attached.